UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2008

China Water and Drinks Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-131131	20-2304161
(Commission File Number)	(IRS Employer Identification No.)

Unit 07, 6/F, Concordia Plaza
1 Science Museum Road
Tsimshatsui East, Kowloon
Hong Kong

(Address of principal executive offices and zip code)

+852-2620-6518

(Registrant’s telephone number including area code)

 18th Floor Development Centre Building, Ren Min Nan Road
Shenzhen, People’s Republic of China 518001.

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 14, 2008, China Water and Drinks Inc. (the “Company”) dismissed its principal independent accountants, Madsen & Associates CPA Inc. (“Madsen”). The decision to dismiss Madsen as the Company’s principal independent accountant was approved by the company’s Board of Directors on January 14, 2008. Madsen’s report on the Company’s financial statements for the fiscal years ended December 31, 2005 and 2006 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from January 1, 2005 through the date of Madsen’s dismissal, there were no disagreements with Madsen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Madsen, would have caused Madsen to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such period. None of the “reportable events” described under Item 304(a)(1)(iv) of Regulation S-K occurred within the period from January 1, 2005 through December 31, 2006 or through the date of this report.

The Company has provided Madsen with a copy of the foregoing disclosures, and Madsen has furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company herein, attached hereto as Exhibit 16.1.

On January 14, 2008, the Company engaged GHP Horwath, P.C. (“Horwath”) as its new principal independent accountants, effective immediately upon the dismissal of Madsen. The decision to engage Horwath as the Company’s principal independent accountants was approved by the Company’s Board of Directors on January 14, 2008. During the period from January 1, 2005 through December 31, 2006, and through the date of the Madsen’s engagement, the Company did not consult with Horwath regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(b)	Exhibits

Exhibit No.	Description

16.1	Letter of Madsen & Associates CPA Inc., dated January 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER AND DRINKS INC.

By:	/s/ Xing Hua Chen
Name: Xing Hua Chen
Title: Chief Executive Officer

Dated: January 14, 2008